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Exhibit (a)(1)(D)

Offer to Purchase for Cash
All Outstanding Shares of Class A and Class B Common Stock
of
LeapFrog Enterprises, Inc.

at

$1.00 Net Per Share

by

Bonita Merger Sub, L.L.C.

an indirect wholly-owned subsidiary of

VTech Holdings Limited

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY
TIME, ON APRIL 1, 2016, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	March 3, 2016

        Enclosed for your consideration is an Offer to Purchase dated March 3, 2016 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Bonita Merger Sub, L.L.C., a Delaware corporation (the "Purchaser") and indirect wholly-owned subsidiary of VTech Holdings Limited, ("VTech"), to purchase all issued and outstanding shares of Class A common stock ("Class A Shares") and Class B common stock ("Class B Shares"), each having a par value of $0.0001 per share (collectively, the "Shares"), of LeapFrog Enterprises, Inc., a Delaware corporation ("LeapFrog"), at a price of $1.00 per share (the "Per Share Amount"), net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer.

        Also enclosed is LeapFrog's Solicitation/Recommendation Statement on Schedule 14D-9.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The purchase price offered by the Purchaser is $1.00 per Share, net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer to Purchase.

  2.
  The Offer is being made for all issued and outstanding Shares.

  3.
  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 5, 2016, as amended by the First Amendment to the Agreement and Plan of Merger, dated as February 29, 2016 (as it may be further amended from time to time, the "Merger Agreement"), by and among VTech, the Purchaser and LeapFrog. Pursuant to the Merger Agreement, after the completion of the Offer and the satisfaction or waiver of the conditions to the Merger (as defined below), the Purchaser will be merged with and into LeapFrog as soon as practicable, without a vote of the stockholders of LeapFrog in accordance with

    Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), with LeapFrog surviving the Merger as an indirect wholly-owned subsidiary of VTech (the "Merger"). At the effective time of the Merger, each Share then outstanding (other than Shares accepted for payment in the Offer and Shares owned by LeapFrog's stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Per Share Amount, subject to any withholding of taxes required by applicable law, as set forth in the Merger Agreement and described in the Offer to Purchase.

  4.
  The board of directors of LeapFrog unanimously: (i) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to, and in the best interests of, LeapFrog and its stockholders, (ii) authorized and approved the execution and delivery by LeapFrog of the Merger Agreement and the performance by LeapFrog of its covenants and agreements contained therein, (iii) resolved that the Merger shall be effected pursuant to Section 251(h) of the DGCL, upon satisfaction or due waiver of the conditions to the Merger as set forth in the Merger Agreement, and (iv) resolved to recommend that the holders of the Shares tender their Shares to the Purchaser in the Offer and (to the extent necessary) adopt the Merger Agreement upon the terms and subject to the conditions set forth in the Merger Agreement.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 1, 2016 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

  6.
  There is no financing condition to the Offer. The Offer, and the obligation of the Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer is conditioned on there being tendered and not validly withdrawn that number of Shares which, upon the consummation of the Offer (for the avoidance of doubt, assuming that the Class B Shares validly tendered (and not validly withdrawn) will convert to Class A Shares at the time of the consummation of the Offer), when added to any Shares beneficially owned by VTech and the Purchaser, would represent at least (A) a majority of the voting power of the sum of the aggregate voting power of the number of (x) Class A Shares outstanding immediately after the consummation of the Offer plus (y) Class A Shares that LeapFrog would be required to issue pursuant to the conversion or exercise of all options and other rights and securities convertible into or exercisable for Class A Shares, regardless of the conversion, exercise price, vesting schedule or other terms and conditions thereof; and (B) that number of outstanding Class B Shares as would allow VTech to lawfully consummate the Merger in accordance with Section 251(h) of the DGCL (the "Minimum Condition"). The Offer is also subject to the satisfaction of certain other conditions described in this Offer to Purchase, including, among other conditions, that the Merger Agreement has not been terminated in accordance with its terms. See Section 14—"Conditions of the Offer" of the Offer to Purchase for a description of the conditions to the Offer.

  7.
  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the depositary for the Offer, Computershare Trust Company, N.A. (the "Depositary"), or the information agent for the Offer, Okapi Partners LLC (the "Information Agent"), nor, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is properly demonstrated to the Depositary or other paying agent or unless the required taxpayer identification information and certain other certifications are provided to the Depositary or other paying agent. See section labelled "Important Tax Information" of the Letter of Transmittal.

        If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

        In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for the Shares (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such state or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any state and extend the Offer to holders of such Shares in such state.

 INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Class A and Class B Common Stock
of

LeapFrog Enterprises,  Inc.

at

$1.00 Net Per Share

by

Bonita Merger Sub, L.L.C.

an indirect wholly-owned subsidiary of

VTech Holdings Limited

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated March 3, 2016 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Class A common stock and Class B common stock, each having a par value of $0.0001 per share (collectively, the "Shares") of LeapFrog Enterprises, Inc., a Delaware corporation ("LeapFrog").

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

ACCOUNT NO:	SIGN HERE

(Signature(s))
NUMBER OF SHARES TO BE TENDERED:(1)

Please Type or Print Names(s)

Shares

Address (Include zip code)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

Dated:

(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH All Outstanding Shares of Class A and Class B Common Stock of LeapFrog Enterprises, Inc. at $1.00 Net Per Share by Bonita Merger Sub, L.L.C. an indirect wholly-owned subsidiary of VTech Holdings Limited